                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            Schedule 14A Information

          Proxy Statement Pursuant to Section 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                                BIO-PLEXUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIO-PLEXUS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 26, 2000

TO THE SHAREHOLDERS OF BIO-PLEXUS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bio-Plexus, Inc., a Connecticut corporation (the "Company"), will be held at 9:30 a.m. local time on Thursday, October 26, 2000, at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut for the following purposes:

            I. To elect seven members of the Board of Directors, each to serve until the next annual meeting.

           II. To approve amendments to the Company's 1991 Long-Term Incentive Plan.

          III. To ratify the appointment of Mahoney Sabol & Company, LLP as independent accountants to audit the Company's 2000 financial statements.

          IV. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Consequently, only holders of record of Common Stock on the record date are entitled to notice of and to vote at the Annual Meeting.

     In order to vote your shares at the Annual Meeting, if your shares are held by a broker, bank, or other nominee, you must obtain from such person a Proxy Card in your name. YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING BY PROMPTLY COMPLETING, SIGNING, AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Sending in a signed Proxy Card will not affect your right to attend the Annual Meeting and vote in person. You may revoke your Proxy Card at any time before it is voted by delivering to the Secretary of the Company before the Annual Meeting a written revocation or a subsequently executed Proxy Card, or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
September 21, 2000

                                BIO-PLEXUS, INC.

                 129 RESERVOIR ROAD, VERNON, CONNECTICUT 06066
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Bio-Plexus, Inc., a Connecticut corporation having its principal offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), for use at the 2000 annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, October 26, 2000, at 9:30 a.m. local time at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Copies of this proxy statement and the accompanying proxy are being mailed to shareholders on or about September 21, 2000 to the holders of record of the Company's Common Stock, no par value per share ("Common Stock") as of September 14, 2000. The expense of this solicitation will be paid by the Company. Some of the directors, officers and regular employees of the Company may, without additional remuneration, solicit proxies personally and by telephone or mail.

     Any person submitting a proxy in the form accompanying this proxy statement has the power to revoke such proxy at any time before it is exercised. Proxies may be revoked by either (i) sending to the Secretary of the Company, Nancy S. Lautenbach, a duly executed written instrument of revocation or a duly executed proxy bearing a date later than that on the proxy being revoked, or (ii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without voting will not in and of itself constitute revocation of a proxy. If not revoked, properly executed proxies will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy Card to vote "FOR" each of the proposals on the accompanying Notice of Annual Meeting (the "Proposals").

     Shareholders of record at the close of business on September 14, 2000 (the "Record Date") will be entitled to one vote per share of Common Stock upon each matter properly submitted for the vote of shareholders at the Annual Meeting. On September 14, 2000, there were 14,942,157 shares of Common Stock outstanding and entitled to vote. Pursuant to Connecticut law and the Company's By-laws, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to conduct business at the meeting. Proxies submitted which are marked "abstain" or "withhold authority" will be deemed present at the meeting for purposes of determining the presence of a quorum to conduct business at the meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker "non-votes" (proxies that are returned by the record holder, typically a brokerage house, but not voted on a particular matter because no instructions were received from the beneficial owner). Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted on the matters presented for approval at the meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on other matters (i.e., broker non-votes). Under Connecticut law, such abstentions and non-votes have a neutral effect on the approval or disapproval of the matters presented for shareholder action. As of the Record Date, the Common Stock was the only outstanding voting security of the Company.

     Unless otherwise noted in this proxy statement, all the Proposals require, to be approved, the affirmative vote of a majority of those shares present in person or represented by proxy and voting on such Proposals at the Annual Meeting, assuming a quorum is present.

     All directors of the Company holding shares of Common Stock as of the Record Date, namely Messrs. Herman Gross, Richard Higgins, David Himick, John S. Metz, Carl Sahi, Scott Tepper and Richard Ribakove, have stated their present intentions to vote all of such shares in favor of approval and adoption of the Proposals. These directors as of the Record Date own, in the aggregate, approximately 27% of the outstanding shares of Common Stock.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the 2000 Annual Meeting of Shareholders to serve until the 2001 Annual Meeting of Shareholders and until their respective successors are elected and qualify. The persons named in the accompanying proxy card intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy card.

     The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy card will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

       The nominees for election to the Company's Board of Directors are:

     HERMAN GROSS. Mr. Gross, 82, is a Director of the Company and a retired business executive. He became a Director of the Company in November 1998. He was Chairman of Elliot International, a company that imports apparel, from 1948 to 1981. He is a graduate of both City College of New York and Harvard Law School. Mr. Gross is a member of the New York Bar.

     RICHARD L. HIGGINS. Mr. Higgins, 57, is a Director of the Company and between January 1998 and September 1999 he served as the Company's President and Chief Executive Officer. Mr. Higgins retired from the Company in December 1999. He joined the Company on a part-time basis as a consultant in May 1992 and became a full time employee in September 1993. From July 1996 to January 1998, Mr. Higgins served as the Company's Vice President, Finance. He served as the Executive Director of the Connecticut Development Authority from 1975 to 1992. Mr. Higgins holds a Bachelor of Arts degree from the University of Connecticut.

     DAVID HIMICK. Mr. Himick, 74, is a Director of the Company, a retired business executive, and a business consultant. Mr. Himick became a Director of the Company in April 1997. He was the founder of several companies including Commercial Wire Rope & Supply of Detroit, Commercial Wire Rope & Supply of Flint, Commercial Wire Rope & Supply of Toledo, and Detroit Chain Products Co. He was a Director of Heritage Federal Savings Bank located in Taylor, Michigan between 1982 and 1993 and a Director of Heritage Bankcorp Inc. (the holding company of Heritage Federal Savings), between 1989 and 1993. Mr. Himick currently serves on the board of directors of Community Bank of Dearborn and the board of directors of Dearborn Bancorp (the holding company of Community Bank of Dearborn), both of which positions he assumed in 1994.

     JOHN S. METZ. Mr. Metz, 57, is a Director of the Company and, since April 28, 2000, has served as the Company's President and Chief Executive Officer. Mr. Metz became a Director when he joined the Company from Kimberly-Clark Corporation where he served from June 1997 until April 2000 as President, Professional HealthCare, Strategic Acquisitions. For 15 years prior to this position Mr. Metz held positions of increasing responsibility with Kimberly-Clark Corporation. Prior to joining Kimberly-Clark, Mr. Metz held marketing manager positions with Becton-Dickinson & Company (1976-82), McKesson Corporation (1974-76) and The Coca-Cola Company (1970-74). Mr. Metz was a First Lieutenant in the U.S. Army and holds both Bachelor's and Master's degrees from the University of Mississippi and an MBA from Stanford University.

     RICHARD D. RIBAKOVE. Mr. Ribakove, 45, is a Director and the Chairman of the Board of Directors of the Company, and an attorney in private practice in New York City. Mr. Ribakove has been a Director of the

Company since its founding in September 1987. He is also the Vice President of Mooney-General Paper Co., a large distributor of paper products. He is a graduate of Hofstra University with a Bachelor's degree in Business Administration and is a graduate of Brooklyn Law School.

     CARL R. SAHI. Mr. Sahi, 43, is a Director of the Company and currently serves as a consultant to the Company. Mr. Sahi founded the Company in September 1987 and has been a Director since that time. From September 1999 to April 2000, Mr. Sahi served as President and Chief Executive Officer of the Company. Prior to December 1999, Mr. Sahi served as the Company's Vice President, Technology and Business Development and Treasurer, and from September 1987 to October 1997, Mr. Sahi served as President of the Company. Mr. Sahi is the principal inventor of the Company's self-blunting needle. Mr. Sahi holds a Bachelor's degree in pathobiology from the University of Connecticut and has six years of graduate training in chemistry.

     SCOTT M. TEPPER. Mr. Tepper, 39, is a Director of the Company and has served in such capacity since June 28, 2000. Mr. Tepper has served as a consultant to the Company since September 1999. Mr. Tepper was appointed to the Company's Board of Directors by Appaloosa Management, L.P. ("Appaloosa") as one of the two designees it is entitled to appoint to the Board as provided in the Convertible Note Purchase Agreement entered into by the Company, Appaloosa and certain other parties named therein on April 28, 2000. As of September 14, 2000 Appaloosa has not yet appointed its other designee to the Board. Mr. Tepper is the founder of and lead integration consultant for KST Consulting, a healthcare and healthcare technology consulting firm, since July 1994. From August 1994 to June 1998, Mr. Tepper served as the Senior Vice President for Medisolution Ltd., a healthcare company in Canada. Prior to that, Mr. Tepper was a Senior Director for Foxmeyer Health, a pharmaceutical distribution and product logistics firm. Mr. Tepper also serves on the Board of Directors of the Grand Union Corporation. Mr. Tepper is the brother of David Tepper, the sole shareholder and President of Appaloosa Partners Inc., the general partner of Appaloosa, which is a major shareholder of the Company.

     All directors hold office until the next annual meeting of the Company's shareholders and until the election and qualification of their successors, or their earlier resignation or removal.

DIRECTOR COMPENSATION

     Each director who is not also an employee of the Company (an "Outside Director") receives an automatic annual grant of stock options to purchase 1,000 shares of Common Stock upon his election or re-election to the Board of Directors. These stock options are granted under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which was adopted on July 6, 1995. Only Outside Directors are eligible to receive grants of stock options under the Directors' Plan. During 1999 Messrs. Ribakove, Himick and Gross each received a stock option to purchase 1,000 shares of Common Stock under the Directors' Plan. All such stock options vest one year after the date of grant, and expire on the first to occur of (x) one year from the date the director ceases to serve as a director or (y) five years from the date of grant, and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Vesting of outstanding stock options is accelerated upon the death, disability or retirement of an Outside Director. If an Outside Director terminates his or her service for any other reason, any unvested portion of the stock option will be forfeited. Payment of the stock option exercise price may be made (i) by cash payment, (ii) by transfer to the Company of shares of Common Stock having a fair market value equal to the stock option exercise price, or (iii) by withholding from the shares that would otherwise be issued under a stock option, that number of shares having a fair market value equal to the stock option exercise price.

     Fifty thousand (50,000) shares of Common Stock are reserved for issuance under the Directors' Plan. As of December 31, 1999, 28,000 shares of Common Stock were subject to outstanding stock options issued pursuant to the Directors' Plan.

     In addition, pursuant to Board policy, Outside Directors receive $2,500 per quarter, paid in Common Stock valued at 85% of the 30-day average market price for the Common Stock during the month prior to the month in which the Outside Director payments are to be made. Under this policy, during 1999, 13,544 shares of Common Stock were issued to Outside Directors as compensation for service on the Board of Directors.

     Directors who are employees may receive stock options in their capacity as Company employees, as described elsewhere in this Proxy Statement. Furthermore, if Proposal II is approved by the shareholders Outsider Directors will also be eligible to receive awards under the Company's 1991 Long-Term Incentive Plan. For further information, please see the discussion accompanying Proposal II.

     The Company seeks to attract as Outside Directors highly qualified individuals who are both willing and able to devote the time and apply the resources necessary to assist the Company in achieving its strategic mission of becoming a global leader in the safety medical product market. In furtherance of this objective, the Board of Directors is in the process of reviewing the adequacy and nature of Outside Director compensation. As a result of this review, it is possible that Outside Director compensation may change materially prior to or shortly after the 2000 Annual Meeting of Shareholders.

     The Board of Directors held 14 regular meetings during 1999. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member, held during the period he served thereon.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Finance Committee and the Directors' Plan Committee.

     The Audit Committee has responsibility for reviewing the Company's annual and quarterly financial results and financial position, the scope and results of independent accountant reviews and audits of the Company's financial statements, and the accounting standards and principles followed in preparing the Company's financial statements; evaluating the Company's system of internal accounting controls; recommending to the Board the appointment of the independent accountants; and reviewing the Company's financial reporting activities. The Audit Committee did not meet during 1999 and its responsibilities were fulfilled by the entire Board of Directors. The members of the Audit Committee during 1999, of which Mr. Himick is the Chairman, were Messrs. Himick and Ribakove.

     The Compensation Committee, which met on four occasions during 1999, is responsible for (i) reviewing and making recommendations to the Board of Directors with respect to executive officer compensation and employee compensation policies generally, and (ii) administering the Company's 1991 Long-Term Incentive Plan. The members of the Compensation Committee during 1999, of which Mr. Himick is the Chairman, were Messrs. Gross, Himick and Ribakove.

     The Finance Committee, which met on six occasions during 1999, is responsible for reviewing and approving proposals for financing the operations of the Company. The members of the Finance Committee during 1999 were Messrs. Gross and Himick.

     There is no family relationship between any of the executive officers or Directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities ("10% Shareholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 1999 Messrs. Gross and Himick were delinquent in filing Form 4s reporting the conversion of loans made to the Company into shares of Common Stock, the granting of warrants issued in connection with such loans, and, in the case of Mr. Gross, Common Stock purchase transactions. In addition, a Form 3 was not timely filed for Ms. Cady upon her becoming an executive officer of the Company; and each of Messrs. Gross, Higgins, Himick and Ribakove was delinquent in filing a Form 5 reflecting Outside Director compensation paid in the fourth quarter of 1999. Each is now in compliance.

                                  PROPOSAL II
                  APPROVAL OF AMENDMENTS TO THE INCENTIVE PLAN

     The shareholders are being asked to approve certain amendments (the "Incentive Plan Amendments") to the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"). Under the proposed Incentive Plan Amendments, the maximum number of shares of Common Stock which can be included in awards to any "eligible Participant" (as such term is defined in the Incentive Plan) under the Incentive Plan in any calendar year will be increased from 50,000 shares to 700,000 shares. In addition, the Incentive Plan Amendments provide that the limitation on the number of shares which can be included in awards under the Incentive Plan shall apply to all "eligible Participants" and not just to "covered employees" (as such term is defined in the Incentive Plan.)

     The Incentive Plan Amendments also provide that Outside Directors will be included in the definition of an "eligible Participant" under the Incentive Plan and, thus, will be eligible to participate in awards under the Incentive Plan. The Incentive Plan currently does not provide for awards to Outside Directors. The Company has determined that its current compensation structure for Outside Directors is not sufficient to attract and retain qualified individuals for service on the Board of Directors. By including Outside Directors as "eligible Participants" under the Incentive Plan, the Company will be able to design a competitive compensation structure which more accurately reflects (1) the existing market level for compensation for outside directors for similar companies and (2) the dedication and effort required of directors at this stage of the Company's development, thereby enhancing the Company's ability to attract and retain qualified individuals to serve on the Board of Directors.

     The Board approved the Incentive Plan Amendments on September 13, 2000 and they are being submitted for shareholder approval in order to comply with the terms of the Incentive Plan and with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility of compensation paid to certain "covered employees" in excess of $1,000,000 in any calendar year.

     On April 28, 2000 the Company's shareholders approved an amendment to the Incentive Plan which increased the number of shares of Common Stock available for issuance pursuant to the Incentive Plan from 1,000,000 to 2,500,000. This increase in the total number of shares was designed to allow the Company to implement its long-term business plan, which provides, in part, for a substantial increase in the number of employees of the Company, by offering awards under the Incentive Plan as incentives for its new and existing employees.

     The proposed increase in the maximum number of shares of Common Stock which can be included in awards to individual eligible Participants under the Incentive Plan in any calendar year from 50,000 shares to 700,000 shares is designed initially to allow the Company to satisfy its obligations to John S. Metz, the Company's Chief Executive Officer. In connection with the commencement of Mr. Metz' employment with the Company on April 27, 2000, the Company agreed to issue Mr. Metz an option pursuant to the Incentive Plan to acquire up to 700,000 shares of Common Stock. The proposed Incentive Plan Amendments will allow the Company to satisfy this obligation. The Company does not currently anticipate making awards of this magnitude to any other individuals. However, the Company may make awards in the future under the Incentive Plan to eligible individuals in amounts greater than the current 50,000 share limit.

     The Incentive Plan Amendments involve only such changes as are necessary to put into effect the foregoing changes and improve the clarity of its existing provisions. IT IS IMPORTANT TO NOTE THAT THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN REMAINS AT 2,500,000, AS APPROVED BY THE SHAREHOLDERS AT THE APRIL 28, 2000 SPECIAL SHAREHOLDERS MEETING, AND IS NOT AFFECTED BY THIS AMENDMENT.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such proposal at the Annual Meeting is required to approve the Incentive Plan Amendments. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The principal features of the Incentive Plan are described in summary form below. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, as amended, a copy of which is attached to this Proxy Statement as Annex A. A copy of the Incentive Plan is also on file with the SEC.

     As of September 14, 2000, the closing bid price of a share of Common Stock on the Nasdaq SmallCap Market was $2.3125.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
             SHAREHOLDERS VOTE "FOR" THE INCENTIVE PLAN AMENDMENTS.

SUMMARY OF THE INCENTIVE PLAN

  General

     The purpose of the Incentive Plan is to encourage stock ownership of key employees, directors, consultants and certain other persons who provide services to the Company, to attract and retain key employees with requisite experience and ability, and to align more closely the interests of employees and other key contributors with the interest of shareholders. The following summary assumes the Incentive Plan Amendments are approved by the Company's shareholders.

     Awards under the Incentive Plan may include any of the following: stock options, either incentive stock options ("ISOs") or non-statutory stock options ("NSOs"), with or without stock appreciation rights; restricted stock awards, with or without performance shares (contractual rights to compensation measured by increases in the value of Common Stock and payable in cash); and warrants (collectively "Awards"). To date, only stock options have been awarded under the Incentive Plan.

     All of the Company's officers, directors, employees, consultants and other service providers are eligible for consideration by the Board of Directors for awards under the Incentive Plan (the "Participants"). As of September 14, 2000, in addition to the Company's two executive officers, the Company had 74 full-time employees.

     The Incentive Plan is administered by a committee of the Company's Board of Directors (the "Plan Committee") which consists of at least two directors who are not employees of the Company and who are not remunerated by the Company in any capacity other than as a member of the Company's Board of Directors (the "Outside Directors"). Among other things, the Plan Committee determines, subject to the provisions of the Incentive Plan, who is eligible to receive an award under the Incentive Plan, the size and form of each award, and the terms and conditions of each award. If a Plan Committee has not been appointed, the Incentive Plan is administered by all the members of the Company's Board of Directors who are Outside Directors. No individual may be granted, in any twelve-month period, stock options or stock appreciation rights under the Incentive Plan which are exercisable with respect to more than 700,000 shares of Common Stock.

  Stock Options

     ISOs and NSOs may be granted under the Incentive Plan for such number of shares of Common Stock as the Plan Committee may determine. The Plan Committee establishes the exercise period for the stock options subject to the limitation that no option may be exercised after ten (10) years from the date of grant. Payment of the exercise price may be made by cash, shares of Common Stock, or a combination of cash and shares. A stock option designated as an ISO by the Plan Committee is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. An ISO can be granted only to common law employees. The ISO exercise price must equal or exceed the fair market value of the Common Stock on the date of the grant. For individuals who on the date of grant own shares of capital stock of the Company with an aggregate voting power of 10% or more of all shares, the stock option price must be 110% of the fair market value on the date the stock option was granted and the stock option exercise period cannot exceed five years. Upon exercise of the stock option, the employee must hold the shares so acquired for at least two years from the date of grant and one year from the date of exercise in order to be entitled to the favorable tax treatment afforded to ISOs. Should the employee fail to comply with the holding periods, the stock option will be deemed an NSO. The number of shares subject to ISOs that first become exercisable by an optionee during a given year must not exceed a fair market value, measured as of the date of the grant, of $100,000.

     A stock option designated as an NSO by the Plan Committee is not intended to qualify as an ISO under the Code. Except for the general limitations applicable to all stock options described above, there are no special terms and provisions related to NSOs.

  Stock Appreciation Rights

     Stock Appreciation Rights ("SARs") are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related stock option. SARs are only granted in conjunction with a stock option and are exercisable at the same times and with regard to the same number of shares as the related stock option. If an SAR is exercised, the related portion of the stock option underlying the SAR will be cancelled. Upon the exercise of an SAR, the Company will pay the holder an amount in cash, shares of Common Stock, or a combination thereof, equal to the difference between the stock option price of a share and the fair market value of such shares, multiplied by the number of SARs being exercised. The method of payment is elected by the holder but is subject to approval by the Plan Committee, in its sole discretion.

  Restricted Stock/Performance Shares

     Under the Incentive Plan, the Plan Committee may grant restricted stock awards. Such awards may be granted in tandem with "performance shares", which represent a right to payment in cash of an amount equal to the fair market value of the Company's Common Stock on the date the restrictions lapse on the accompanying restricted stock award. The restricted stock awards are grants of Common Stock subject to certain restrictions (as determined by the Plan Committee), including a limitation on sale, transfer, or other disposition. Restricted stock awards made to employees whose employment is terminated for any reason other than death, retirement or disability are automatically forfeited to the Company. Restrictions on restricted shares will automatically terminate upon the death, retirement or permanent disability of a recipient. Likewise, the Plan Committee may provide for accelerated lapsing of restrictions in the case of acquisitions or other changes of ownership of the Company.

  Warrants

     The Incentive Plan permits the Plan Committee to grant a participant a warrant to acquire shares of Common Stock. Warrants granted under the Incentive Plan are generally treated the same as an NSO, except that no SARs may accompany a warrant. Warrants are not entitled to the favorable tax treatment afforded to ISOs.

  Amendment, Suspension and Termination of the Incentive Plan

     The Board of Directors may at any time and from time to time modify, amend, suspend or terminate the Incentive Plan, except to the extent shareholder approval is required by law. No termination or modification or amendments of the Incentive Plan will in any manner adversely affect any outstanding award without the consent of the Participant holding such award unless the agreement pursuant to which such award was made provides otherwise. Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate on the earlier of May 23, 2002 or the date on which all shares available for issuance under the Incentive Plan shall have been issued (without being subject to forfeiture) pursuant to awards under the Incentive Plan.

  Restrictions on Awards to Certain Employees

     Section 162(m) of the Code limits the deductibility of certain types of compensation paid to a public company's chief executive officer and certain other highly compensated employees ("Covered Employees") to the extent that the amount of compensation for a taxable year paid to such employees exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. Compensation realized upon the exercise of stock options or SARS is considered "performance based" if, among other requirements, (i) the plan pursuant to which the options or SAR's are granted has been approved by the sponsoring company's shareholders; (ii) a committee of Outside Directors makes the awards; (iii) the plan under which the awards are made sets the maximum number of shares that may be subject to awards in favor of any eligible Participant during a specific period under the plan; and (iv) under the terms of the grant, the amount of compensation received by any Covered Employee is based solely on an increase in the value of the stock after the date of the grant. The Incentive Plan contains provisions designed to meet these conditions, and, upon receipt of shareholder approval of the Incentive Plan Amendments, will fix at 700,000 the maximum number of shares subject to awards that an eligible Participant under the Incentive Plan may be awarded in any given year. Restricted shares awarded under the Incentive Plan will not be deemed to be "performance based" compensation and therefore will not be excluded from the Section 162(m) deductibility limits.

  Federal Income Tax Consequences

     Stock Options

     There are no federal income tax consequences to a Participant by reason of the grant of an ISO under the Incentive Plan. No income or gain must be recognized upon the exercise of an ISO unless the Participant (i) is subject to the alternative minimum tax, (ii) is utilizing the net issuance method (if permitted) of exercising his ISO or (iii) has ceased to be an employee for more than three (3) months before the date of exercise. However, income or gain must be recognized upon the disposition of shares obtained upon exercise of an ISO. If the shares are held for at least two years from the date of grant of the ISO and one year from the date of issuance of the shares underlying such ISO, any gain recognized on disposition of the shares would generally be treated as a long-term capital gain for federal income tax purposes. However, if the shares are disposed of within the periods described in the preceding sentence (a "disqualifying disposition"), in general, the Participant would recognize ordinary income upon such disposition equal to the excess, if any, of (i) the lesser of (A) the fair market value of the shares on the date of exercise and
(B) the amount received by the Participant from such disposition, over (ii) the exercise price. Currently, the federal maximum tax rate imposed on net capital gain with respect to individuals is 28 percent (20 percent for most capital assets held for over 12 months), while the federal maximum ordinary income tax rate with respect to individuals is 39.6 percent. Net capital gain means the excess of net long-term capital gain over net short-term capital loss, if any. The Company will generally not be entitled to take an income tax deduction upon the grant or exercise of an ISO, but will be entitled to a business deduction with respect to any income recognized by an option holder upon a disqualifying disposition (provided the Company satisfies certain reporting requirements).

     There are no federal income tax consequences to a Participant by reason of the grant of an NSO. Taxable ordinary income will normally be recognized by a Participant upon the exercise of an NSO in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a business deduction in the amount of the ordinary income recognized by the Participant, provided the Company satisfies certain reporting requirements. Upon disposition of such shares the optionee will generally recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of an NSO.

     If an option holder utilizes the net issuance method to exercise either an ISO or an NSO, in addition to any federal income tax consequences described above, such holder would recognize ordinary income equal to the consideration received or deemed received by the holder with respect to the stock options surrendered to the Company in order to pay for such exercise. If an option holder pays the exercise price in Common Stock, special rules would apply which could affect such holder's basis in, and holding period of, the shares acquired upon exercise, and, consequently, the amount and character of the gain or loss recognized by the option holder upon subsequent disposition of such shares.

     Restricted Stock/Performance Shares

     Generally, there will be no federal income tax consequences to either the Company or a Participant upon the award of restricted shares under the Incentive Plan which are not vested and are subject to forfeiture. A Participant will recognize compensation income, for federal income tax purposes, to the extent that any of the restricted shares are no longer subject to forfeiture, in an amount equal to the fair market value of the shares that unconditionally vest at such time less the amount paid (if any) by the recipient for such shares. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant provided the Company meets certain reporting requirements. The Company may claim this deduction in its tax year ending with, or immediately after, the end of the Participant's tax year in which the Participant recognized such income. To accelerate the timing of the tax event to the Participant, a Participant who is awarded restricted shares may elect to recognize ordinary income in the taxable year in which the restricted shares are awarded, in an amount equal to the fair market value of the restricted shares received (even if such restricted shares are subject to forfeiture) less the amount paid (if any) by the Participant for such restricted shares. For purposes of this election, fair market value will be determined as of the date the restricted share award is made. Cash received as "Performance Shares" upon lapse of Restricted Stock restrictions will be taxable to the award recipient as ordinary income upon receipt.

     Stock Appreciation Rights

     If the Company delivers cash or Common Stock to a Participant upon his exercise of an SAR, the amount of such cash or the fair market value of such shares will be treated as ordinary income to the Participant and the Company will be entitled to a corresponding deduction.

     Warrants

     For federal income tax purposes, warrants will generally be treated in the same manner as a NSO.

                               NEW PLAN BENEFITS

     The following table sets forth the number of NSOs which the Company is obligated to award to John S. Metz, the Company's President and Chief Executive Officer, if the Incentive Plan Amendments are approved by the shareholders.

                                                                                 NUMBER OF SHARES OF
                                                                                    COMMON STOCK
                                                                                     SUBJECT TO
                                                                                 NON-STATUTORY STOCK
NAME AND POSITION                                             DOLLAR VALUE($)          OPTIONS
-----------------                                             ---------------    -------------------
John S. Metz
  President and Chief Executive Officer.....................        (a)                700,000

---------------

(a) The exercise price of the NSOs to be granted to Mr. Metz pursuant to the Incentive Plan will be the fair market value for a share of Common Stock on the date of grant. The actual value, if any, that Mr. Metz may realize will depend on the excess of the Common Stock's market price over the exercise price on the date the stock option is exercised. As of September 14, 2000, the closing bid price of a share of Common Stock on the Nasdaq SmallCap Market was $2.3125.

     The actual value, if any, of awards to be made under the Incentive Plan to the Company's directors who are not executive officers is undeterminable, as such individuals are not entitled to receive such awards automatically upon the approval of the Incentive Plan Amendments by the shareholders.

                                  PROPOSAL III
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to shareholder ratification, the Board of Directors has appointed the firm of Mahoney Sabol & Company, LLP as independent accountants to audit the Company's financial statements for 2000. If the shareholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors.

     Mahoney Sabol & Company, LLP has audited the Company's financial statements since January 5, 1998. Services provided by Mahoney Sabol & Company, LLP for the year ended December 31, 1999 included: audit of the Company's financial statements, review of the Company's filings with the Securities and Exchange Commission, and consultation on matters related to accounting, taxation, and financial reporting. Representatives of Mahoney Sabol & Company, LLP are expected to be present at the 2000 Annual Meeting of Shareholders, at which they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                          VOTE "FOR" SUCH RATIFICATION

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the matters described in this proxy statement. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or of which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

                         COMPENSATION COMMITTEE REPORT

Dear Shareholders:

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, administers the Company's 1991 Long-Term Incentive Plan, and sets specific compensation levels for executive officers of the Company. The goal of the Compensation Committee is to provide such levels and forms of compensation as will allow the Company to attract, retain, and motivate persons important to the growth and success of the Company and to link such compensation to corporate performance and returns to shareholders. The key elements of the Company's executive compensation are generally base salary, bonus and awards under the Incentive Plan. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by the Company to the individual executive officer.

  Compensation Programs

     Base Salary. The Committee establishes base salaries for each of the executive officers based upon the responsibilities of the position, the experience of the individual, their individual performance and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. Base salaries are subject to adjustment by the Compensation Committee, from time to time, in its discretion.

     Bonuses. Executive officers are eligible to receive cash bonuses at the discretion of the Compensation Committee. The bonuses may be awarded at any time during the year and may be based on specific corporate performance objectives or achievements, the overall individual performance of an executive officer or the performance of a business unit, where appropriate.

     Incentive Plan. The purpose of the Company's Incentive Plan is to provide an additional incentive to retain certain employees of the Company and to provide a long-term incentive to achieve or exceed the Company's performance goals. Executive officers are eligible to participate in the Incentive Plan. Awards under the Incentive Plan may be made in a variety of forms including warrants to purchase Common Stock, stock options, incentive stock options within the meaning of Section 422 of the Code and restricted stock. Stock options may be accompanied by stock appreciation rights and restricted stock may be accompanied by grants of performance shares (contractual rights to compensation measured by increases in the value of Common Stock payable in cash). Vesting periods for executive officers vary. Generally, stock options are granted to each executive officer at or near the date of hire and subsequent stock options are granted as the Compensation Committee deems appropriate. In the event of poor corporate performance, the Compensation Committee may elect not to make Incentive Plan awards to executive officers.

     On January 20, 1999, the Board of Directors, at the recommendation of the Compensation Committee, decided to adjust the exercise price of employee stock options to $2.75 per share as of the initial date of grant under the Incentive Plan. This reduction was made in an effort to more appropriately value the stock options given the decline in the Company's stock price since the original grant dates. (See "Compensation Committee Report on Stock Option Repricing" elsewhere in this Proxy Statement).

  Compensation of Chief Executive Officer

     Mr. Higgins served as the Chief Executive Officer of the Company during 1999, until his retirement from the Company on September 21, 1999. His compensation consisted of a base salary plus bonus. In 1999, he received an annual base salary of $180,017 and was awarded a stock option to purchase 50,000 shares of Common Stock at an exercise price of $2.16 per share.

     Mr. Sahi was appointed Chief Executive Officer on September 21, 1999. His compensation for 1999 consisted of a base salary of $180,000.

     With respect to the base salaries granted to Messrs. Higgins and Sahi during 1999, the Compensation Committee took into account base salaries of chief executive officers of certain other companies, the Company's financial performance in 1998, the performance of the Common Stock and the assessment by the Compensation Committee of the individual performance of each of Messrs. Higgins and Sahi. The Compensation Committee also considered the longevity of each of Messrs. Higgins' and Sahi's service to the Company and its belief that Messrs. Higgins and Sahi have served as excellent representatives of the Company to the public by virtue of their understanding and experience in the safety medical device industry.

  Code Section 162(m)

     Under Section 162(m) of the Code and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the company's stockholders and has a limit on the total number of shares that may be covered by options issuable to any plan participant in any twelve-month period. The Company believes that the Incentive Plan complies with such requirements. The limitations of Section 162(m) did not affect the deductibility of compensation paid by the Company in 1999.

     The Compensation Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy. This is especially true while the Company remains in the development stage and continues to generate operating losses, or has net operating loss carryforwards available to be applied against its taxable income. Nevertheless, the Compensation Committee intends to continue to evaluate the Company's compensation programs in light of the Section 162(m) requirements.

                                                                    Herman Gross
                                                                    David Himick
                                                                Richard Ribakove

                             EXECUTIVE COMPENSATION

     The following tables show for the periods indicated the compensation paid to, or accrued for the benefit of, the Company's Chief Executive Officer and each other executive officer of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company during the year ended December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                               ANNUAL COMPENSATION       SECURITIES
                                             -----------------------     UNDERLYING        OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY ($)    BONUS ($)    OPTIONS/SARS    COMPENSATION
---------------------------          ----    ----------    ---------    ------------    ------------
Carl R. Sahi(1)....................  1999     180,000
  President and Chief Executive      1998     190,769
     Officer                         1997     220,000

Richard L. Higgins(2)..............  1999     180,017                      50,000
  Director                           1998     180,017                     100,000
                                     1997     100,000                      25,000


Thomas K. Sutton(3)................  1999     125,000                      32,500
  Senior Vice President, Sales and   1998     119,077                      30,000
  Marketing                          1997     103,000       14,401(4)      30,000

Lucio Improta(5)...................  1999     165,318
                                     1998     150,000
                                     1997     144,231                      30,000          4,248(6)


---------------
(1) Mr. Sahi served as President and Chief Executive Officer from September 21, 1999 through April 27, 2000. On September 1, 2000, Mr. Sahi became a Consultant to the Company.

(2) Mr. Higgins stepped down as President and Chief Executive Officer of the Company on September 21, 1999 and retired from the Company on December 31, 1999. Mr. Higgins continues to serve on the Company's Board of Directors.

(3) Mr. Sutton first became an employee of the Company in November 1996.

(4) Represents a signing bonus paid to Mr. Sutton in 1997.

(5) Mr. Improta resigned from the Company on September 16, 1999.

(6) Represents premiums paid for a personal term life insurance policy. Mr. Improta has no interest in any cash surrender value under the insurance policy.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                   NUMBER OF    PERCENTAGE OF                                STOCK VALUE
                                  SECURITIES    TOTAL OPTIONS   EXERCISE                   APPRECIATION FOR
                                  UNDERLYING     GRANTED TO      OR BASE                  OPTION TERM ($)(1)
                                    OPTIONS     EMPLOYEES IN    ($/SHARE)   EXPIRATION   --------------------
NAME                              GRANTED (#)       1999          PRICE        DATE         5%         10%
----                              -----------   -------------   ---------   ----------   --------   ---------
Richard L. Higgins..............    50,000           33%          2.16      04/01/09     $68,000    $172,000
Thomas K. Sutton................    32,500           21%          2.16      04/01/09     $44,200    $111,800

---------------
(1) Represents the potential realizable value of each grant assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option term at 5% and 10% annually.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                  SHARES                     OPTIONS/WARRANTS AT           OPTIONS/WARRANTS AT
                                 ACQUIRED      VALUE          DECEMBER 31, 1999             DECEMBER 31, 1999
                                   UPON       REALIZED   ---------------------------   ---------------------------
NAME                           EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   --------   -----------   -------------   -----------   -------------
Carl Sahi....................         --           --          --             --              --             --
Richard L. Higgins...........         --           --          --             --              --             --
Thomas K. Sutton.............     30,000      $97,500      32,500         30,000         $59,800        $37,500
Lucio Improta................         --           --          --             --              --             --

            COMPENSATION COMMITTEE REPORT ON STOCK OPTION REPRICING

     The Company's Incentive Plan is intended to encourage Company employees, through their individual efforts, to improve the Company's overall performance and to promote profitability by providing them an opportunity to participate in increases in the market value of the Company's securities. In January 1999, the Compensation Committee determined that the imbalance between the exercise prices of certain of the employee stock options then outstanding (equal to the respective market prices for the Common Stock at the times they were granted) and the lower market prices which prevailed for the Common Stock at that time did not provide an incentive for employees holding such stock options. To restore that incentive, the Board, upon the recommendation of the Committee, extended to all of the Company's employees the opportunity, at such employee's election, to receive a repriced stock option under the Incentive Plan, exercisable at $2.75 per share, which exercise price was $.50 greater than the market price of the Company's Common Stock on the date of repricing.

     Upon its assessment of the performance of the Company's executive officers and to enhance the incentive for the executive officers to implement the Company's business plan, the Committee also recommended, and the Board approved, the extension to each of the executive officers holding stock options, the opportunity, at his or her election, to receive a repriced stock option under the Incentive Plan, exercisable at $2.75 per share, which exercise price was $.50 greater than the market price of the Common Stock at the time the Board approved the repricing.

     Stock options to purchase an aggregate of 245,000 shares of Common Stock were affected by the repricing. Except as described above, each repriced stock option continues to be governed by the same terms as applied to the surrendered stock options. The surrendered stock options were currently exercisable.

     The participation by executive officers in the stock option repricing program is shown in the table entitled "Ten-Year Stock Option Repricings" below.

                                                                    Herman Gross
                                                                    David Himick
                                                                Richard Ribakove

                        TEN-YEAR STOCK OPTION REPRICINGS

                                                                                                   YEARS OF
                                       NUMBER OF                                                ORIGINAL OPTION
                                      SECURITIES    MARKET PRICE                                     TERM
                           DATE OF    UNDERLYING     OF STOCK AT    EXERCISE PRICE               REMAINING AT
                           GRANT OF     OPTIONS        TIME OF        AT TIME OF     NEW ($)        DATE OF
                           REPRICED   REPRICED OR   REPRICING OR     REPRICING OR    EXERCISE    REPRICING OR
NAME                        OPTION      AMENDED     AMENDMENT ($)   AMENDMENT ($)     PRICE        AMENDMENT
----                       --------   -----------   -------------   --------------   --------   ---------------
Richard L. Higgins(1)....  3/15/99        5,000          2.25            9.25          2.75            5
  Chief Executive Officer  3/15/99       25,000          2.25            6.25          2.75            8
                           3/15/99      100,000          2.25            4.75          2.75            9

Thomas K. Sutton.........  3/15/99       30,000          2.25            6.25          2.75            8
  Senior Vice President,   3/15/99       30,000          2.25            4.75          2.75            9
  Sales and Marketing

Kimberley A. Cady........  3/15/99        2,500          2.25            9.25          2.75            5
  Chief Financial Officer  3/15/99       22,500          2.25            4.75          2.75            9
  and Vice President,
  Finance

Lucio Improta(2).........  10/1/99       30,000         3.313            7.75          2.75            7
  Vice President,
  International Business
  Development

---------------
(1) Mr. Higgins stepped down as President and Chief Executive Officer on September 21, 1999 and retired from the Company on December 31, 1999. Mr. Higgins continues to serve as a director of the Company.

(2) Mr. Improta resigned from the Company on September 16, 1999.

     The Company does not have a defined benefit or actuarial pension plan. During 1999, the Company did not have a "long-term incentive plan", and the Company did not make any "long-term incentive awards," as such terms are defined in Item 402 of Regulation S-K.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock for the fiscal year ended December 31, 1999 with the cumulative total shareholder return on the Nasdaq Stock Market (U.S.) Index and the S&P Healthcare Composite Index. The comparison assumes $100 was invested on June 20, 1994, at the initial public offering price in the Common Stock and in each of the indices and assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
FOR THE PERIOD DECEMBER 31, 1994 TO DECEMBER 31, 1999 BETWEEN BIO-PLEXUS, INC.,
  THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S&P HEALTHCARE COMPOSITE INDEX [LINE GRAPH]

                                                                               NASDAQ STOCK MARKET      S&P HEALTHCARE COMPOSITE
                                                    BIO-PLEXUS, INC.                  (US)                        INDEX
                                                    ----------------           -------------------      ------------------------
1994                                                     100.00                      100.00                      100.00
1995                                                      80.39                      141.34                      157.86
1996                                                      70.59                      173.90                      189.28
1997                                                      37.25                      211.13                      272.02
1998                                                      18.63                      300.26                      392.29
1999                                                      31.37                      542.45                      359.96

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  John S. Metz

     In April of 2000, the Company entered into a three-year employment agreement (the "Employment Agreement") with Mr. Metz pursuant to which the Company is obligated to pay Mr. Metz an annual salary of $250,000 or such greater amount as the Company's Board of Directors may approve from time to time ("Base Salary"). The Company is also required to pay Mr. Metz annual cash bonuses for each fiscal year, ranging from 50% to 100% of Base Salary based on the Company's and Mr. Metz's performance relative to certain performance goals. So long as Mr. Metz has been continuously employed by the Company from April 27, 2000 through December 31, 2000, the Company will pay Mr. Metz a guaranteed minimum cash bonus for fiscal 2000 of $75,000.

     Upon receipt of shareholder approval of an amendment of the Incentive Plan, the Company is obligated to grant to Mr. Metz an NSO to purchase up to 700,000 shares of Common Stock (the "Initial Options"). The Initial Options vest ratably over a three year period. In addition, the Company will grant to Mr. Metz up to 50,000 ISOs (the "Performance Options") per fiscal year if the Company exceeds certain agreed upon performance targets. The Company will grant to Mr. Metz no more than 50,000 Performance Options in any one year and no more than 200,000 Performance Options over a four-year period.

     In the event the Company, or any successor thereto, terminates Mr. Metz during the nine (9) month period following a Change in Control (as defined in the Employment Agreement), the Company (or any successor thereto) must pay Mr. Metz a lump sum payment of twice his Base Salary, and the Initial Options and any Performance Options previously granted will become immediately fully vested. Upon termination by the Company of Mr. Metz's employment without Cause (as defined in Employment Agreement), as a result of a Permanent Disability (as defined in the Employment Agreement) or by Mr. Metz due to a Diminution in Responsibility (as defined in Employment Agreement), the Company becomes obligated to pay to Mr. Metz his salary for 18 months, and a pro-rata portion of all of the Initial Options and any Performance Options previously granted become fully vested.

     The Employment Agreement contains a non-competition provision limiting Mr. Metz's ability to compete with the Company upon the termination of his employment and Mr. Metz has executed the Company's standard form of confidentiality and inventions assignment agreement.

  Scott M. Tepper

     In September 1999, the Company entered into a one-year consulting agreement (the "Original Agreement") with Mr. Tepper. As provided for in the Original Agreement and prior to Mr. Tepper becoming a director of the Company, the Company issued Mr. Tepper warrants to purchase up to 50,000 shares of Common Stock. The Original Agreement was amended and restated in September, 2000 pursuant to an oral agreement between Mr. Tepper and the Company and the term extended through August 31, 2001 (the Original Agreement as amended and restated is hereinafter referred to as the "Consulting Agreement"). Pursuant to the Consulting Agreement the Company is obligated to pay Mr. Tepper a monthly fee of $4,166. Mr. Tepper is acting as an independent contractor of the Company and the Consulting Agreement may be terminated with the mutual consent of the parties, by either party upon 60 days prior written notice, as otherwise required by law or for "cause" (as defined in the Consulting Agreement). The Company has agreed to reimburse Mr. Tepper's reasonable, ordinary and necessary expenses incurred in connection with the performance of his services on behalf of the Company. Upon termination of the Consulting Agreement, the Company's sole obligation is to pay Mr. Tepper for services rendered and authorized expenses incurred through the date of termination. In event of Mr. Tepper's death or disability, the Company has no ongoing obligations to Mr. Tepper or his estate.

  Carl Sahi

     As of September 1, 2000 Mr. Sahi became a consultant to the Company pursuant to the terms of an oral consulting agreement (the "Consulting Agreement"). The Company and Mr. Sahi are currently negotiating the terms of a definitive written agreement. Pursuant to the terms of the Consulting Agreement, the Company is paying Mr. Sahi $5,000 per month in exchange for certain agreed upon consulting services. Mr. Sahi will also receive an additional fee of $5,000 per month in partial consideration of his agreement not to compete with the Company. Mr. Sahi also continues to be eligible to receive health benefits from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Ribakove, Himick and Gross are the members of the Compensation Committee. Each is an Outside Director of the Company. No executive officers of the Company serve on the Compensation Committee or in a like capacity for any other entity.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of September 14, 2000 (unless otherwise specified) for: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock; (ii) each of the Company's directors; (iii) each of the Company's Named Executive Officers; and (iv) all of the directors, Named Executive Officers and officers as a group.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENTAGE
NAME(1)                                                         OWNED(2)       OWNED(3)
-------                                                       ------------    ----------
Appaloosa Management L.P. and David A. Tepper(4)............   10,033,333          41%
  26 Main Street, First Floor
  Chatham, NJ 07928
Herman Gross(5).............................................    1,674,928        11.2%
Richard L. Higgins..........................................       65,577           *
Carl R. Sahi(6).............................................      540,970         3.6%
David Himick(7).............................................    1,608,134        10.7%
John S. Metz................................................       10,000           *
Richard D. Ribakove(8)......................................       57,352           *
Thomas K. Sutton(9).........................................       30,450           *
Scott M. Tepper(10).........................................       62,415           *
All directors, Named Executive Officers and Officers as a
  group (9 persons)(11).....................................    4,094,826        26.8%

---------------
  *  Less than 1% of the class.

 (1) Unless otherwise indicated, the address of each named holder is c/o Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the ownership percentage of any other person. Except as indicated and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) The "Percentage Owned" calculations are based on the outstanding shares of Common Stock as of September 14, 2000.

 (4) Based on the Schedule 13D filed with the SEC on behalf of Appaloosa and Mr. Tepper on November 1, 1999, as amended by Amendment No. 1 filed on January 5, 2000, Amendment No. 2 filed on April 3, 2000 and Amendment No. 3 filed on May 12, 2000. Includes (i) warrants to acquire up to 4,200,000 shares of Common Stock issued in connection with both the Permanent Financing and the Bridge Transactions, (ii) 250,000 shares of Common Stock issued in connection with the Permanent Financing and (iii) 5,583,333 shares of Common Stock (subject to adjustment) issuable upon the conversion of the Convertible Notes. (See "Appaloosa Financing" elsewhere in this Proxy Statement).

 (5) Includes 1,597,928 shares owned by Mr. Gross, 75,000 shares of Common Stock issuable upon the exercise of warrants and 2,000 shares issuable upon the exercise of options owned by Mr. Gross which are presently exercisable.

 (6) Includes 510,970 shares owned by Mr. Sahi and 30,000 shares of Common Stock issuable upon the exercise of warrants.

 (7) Includes 1,249,113 shares owned by Mr. Himick; 155,021 shares owned jointly by Mr. Himick and his wife and as to which they share voting and investment power; 125,000 shares held in the Himick Family

     Investment Club, an entity in which Mr. Himick owns a 53% partnership stake; 75,000 shares of Common Stock issuable upon the exercise of warrants; and 4,000 shares issuable upon the exercise of options owned by Mr. Himick which are presently exercisable.

 (8) Includes 700 shares owned by Mr. Ribakove, 37,052 shares of Common Stock owned jointly by Mr. Ribakove and his wife in tenancy by their entirety and as to which they share voting and investment power, and 600 shares of Common Stock held in custodial accounts for the Ribakoves' minor children. Also includes 19,000 shares of Common Stock issuable upon the exercise of warrants and options owned by Mr. Ribakove which are presently exercisable.

 (9) Includes 10,450 shares of Common Stock owned by Mr. Sutton and 20,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Sutton which are presently exercisable. Excludes 10,000 of Common Stock issuable upon the exercise of options owned by Mr. Sutton which are not presently exercisable.

(10) Includes 11,415 shares of Common Stock owned by Mr. Tepper, 50,000 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Tepper which are presently exercisable and 1,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Tepper which are presently exercisable.

(11) Includes 3,773,826 shares of Common Stock and 321,000 shares of Common Stock issuable upon the exercise of warrants and options which are presently exercisable. Excludes 17,500 shares of Common Stock issuable upon the exercise of warrants and options which are not presently exercisable.

                              CERTAIN TRANSACTIONS

CONVERTIBLE DEBENTURES

     On April 27, 1999, the Company sold an aggregate principal amount of $2,500,000 of its 6% Convertible Debentures due June 30, 2004 (the "6% Debentures") to several purchasers (the "Debenture Holders"). The 6% Debentures are convertible at any time at the option of the Debenture Holders into shares of the Company's common stock at the lesser of a fixed conversion price of $3.06 per share (as may be adjusted from time to time) or a floating conversion price at the time of the conversion if the floating price is less than $3.06 per share (as may be adjusted from time to time). The 6% Debentures may be wholly or partially redeemed at the option of the Company for an amount not to exceed 130% of the face value thereof plus accrued and unpaid interest at any time after the date of issuance. The Company and the Debenture Holders have limited put and call options, respectively, for additional 6% Debentures. In connection with the Appaloosa Financing (see below), the Company agreed not to exercise its put right under the 6% Debentures (the "Call Right"). During the ninety day period commencing April 27, 2000 the Debenture Holders had the right to cause the Company to issue to them up to $1,000,000 additional principal amount of the 6% Debentures. The Debenture Holders did not exercise the Call Right. The 6% Debentures also included a warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $3.38. As of September 14, 2000, the Debenture Holders had converted the total $2,500,000 of the outstanding principal balance of the 6% Debentures into 880,733 shares of Common Stock.

APPALOOSA FINANCING

     On September 21, 1999, the Company received a commitment from Appaloosa for a total financing package of $17.5 million, comprised of (i) $16.75 million of zero-coupon, secured convertible notes due 2005 (the "Convertible Notes"), (ii) 250,000 shares of Common Stock issued at a purchase price of $3.00 per share (the "Permanent Financing Shares") and (iii) nine-year warrants to purchase up to 1.5 million shares of Common Stock at an initial exercise price of $7.00 per share (the "$7 Warrants" and, collectively with the Convertible Notes and the Permanent Financing Shares, the "Permanent Financing"). The Permanent Financing was consummated on April 28, 2000 after receipt of stockholder approval of the terms of the Permanent Financing and certain related matters.

BRIDGE TRANSACTIONS

     Pending consummation of the Permanent Financing, on October 21, 1999, the Company issued to Appaloosa and entities affiliated therewith (the "Purchasers") a 7.5% non-convertible secured note in the aggregate principal amount of $3 million (the "First Bridge Note"). In January 2000, the interest rate on the First Bridge Note was increased to 12% per annum. In connection with the issuance of the First Bridge Note, the Company also issued to the Purchasers (i) a five-year warrant to purchase up to 1.0 million shares of Common Stock, at an initial exercise price of $3.00 per share (the "$3 Warrants") and (ii) a nine-year warrant to purchase up to 1.5 million shares of Common Stock at an initial exercise price of $5.00 per share (the "$5 Warrants") (the $3 Warrants and $5 Warrants are collectively referred to herein as the "First Bridge Warrants"). At the Purchaser's election and upon the closing of the Permanent Financing, the exercise price of the $3 Warrants increased to $4.00 per share of Common Stock. The exercise price of the $5 Warrants increased to $7.00 per share of Common Stock upon the closing of the Permanent Financing. The $5 Warrants contain a net-exercise provision.

     On January 5, 2000, the Company issued to the Purchasers a 15% non-convertible secured note in the aggregate principal amount of $1.65 million (the "Second Bridge Note"). In connection with the issuance of the Second Bridge Note, the Company also agreed to issue and sell on the earlier of (i) April 30, 2000 and (ii) the closing of the Permanent Financing, five-year warrants to acquire up to 200,000 shares of Common Stock at an initial exercise price of $3.00 per share (the "Second Bridge Warrants"). The Second Bridge Warrants contain a net-exercise provision.

     On April 3, 2000, the Company issued to the Purchasers a 15% non-convertible secured note in the aggregate principal amount of $2.2 million (the "Third Bridge Note"). No warrants or convertible securities were issued in connection with the Third Bridge Note. The First Bridge Note, the Second Bridge Note and the Third Bridge Note are collectively referred to as the "Bridge Notes". The issuance of the Bridge Notes, the First Bridge Warrants and the Second Bridge Warrants are collectively referred to as the "Bridge Transactions".

     The Bridge Notes were not convertible into shares of Common Stock and were paid-in-full (together with accrued interest in the amount of $265,000) at the closing of the Permanent Financing on April 28, 2000.

PERMANENT FINANCING

     In order to consummate the Permanent Financing, the Company was required by the rules of The NASDAQ Stock Market to obtain the approval of a majority of the Company's stockholders of the terms and conditions of the Permanent Financing ("Stockholder Approval"). Coinciding with Stockholder Approval obtained on April 28, 2000, the Company issued to the Purchasers the Convertible Notes, the Permanent Financing Shares and the $7 Warrants. The Convertible Notes are convertible into shares of Common Stock at an initial conversion price of $3.00. The $7 Warrants contain a net-exercise provision.

     The Permanent Financing generated aggregate proceeds to the Company of $17.5 million. After repayment of the Bridge Notes and costs and expenses associated with the financing, the Company realized net proceeds of approximately $9.6 million which will be available, along with existing resources, for general working capital purposes, subject to the terms and conditions of the Permanent Financing transaction agreements discussed below.

     In connection with the Permanent Financing the Company entered into, among other agreements, a Convertible Note Purchase Agreement, Registration Rights Agreement and Security Agreement (collectively, the "Appaloosa Agreements"), each of which was previously filed by the Company with the SEC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

     The Convertible Note Purchase Agreement provides for the purchase by the Purchasers of the Convertible Notes and contains covenants and provisions standard for such agreements. Among the covenants contained in the Convertible Note Purchase Agreement was an agreement that Appaloosa would have the right to designate up to two members to the Company's Board of Directors. On June 28, 2000 Appaloosa designated Scott M. Tepper as one of its designees. As of September 14, 2000 Appaloosa has not yet appointed its other Designee to the Board.

THE REGISTRATION RIGHTS AGREEMENT

     Under the Registration Rights Agreement, the Purchasers have the right to demand that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their "Registrable Securities" having an aggregate anticipated offering price of at least $1 million. Registrable Securities are defined to mean (i) the shares of Common Stock issuable upon conversion of the Convertible Notes, (ii) the Permanent Financing Shares, (iii) the shares of Common Stock issuable upon exercise of the $7 Warrants, the First Bridge Warrants and the Second Bridge Warrants, and (iv) any other additional shares of Common Stock the Purchasers may otherwise acquire.

     The Purchasers are also entitled to request inclusion in any registration of securities by the Company, of all or part of their Registrable Securities. If the number of Registrable Securities requested to be included in such registration would materially adversely affect an underwritten offering (as determined by the underwriter), then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, and, second, the Registrable Securities and all other securities of the Company to be included in such registration on behalf of other selling stockholders to the extent of the number and type approved by the underwriter, pro rata among the participating holders of Registrable Securities and such other selling stockholders of securities requesting such registration.

     The Company has agreed to pay all registration expenses incident to the registration and disposition of the Registrable Securities registered pursuant to the Registration Rights Agreement (other than underwriting discounts and commissions in respect thereof, which shall be paid by the selling stockholders of the Registrable Securities); provided, however, that with respect to the demand registrations, the Company is only required to pay such expenses for the first three of such demand registrations.

     The Registration Rights Agreement and the registration and other rights contained therein may be assigned by each of the Purchasers to subsequent holders of such Purchaser's Registrable Securities. The Registration Rights Agreement contains customary provisions relating to registration procedures and indemnification and contribution relating to the exercise by the holders of Registrable Securities of their registration rights thereunder.

THE SECURITY AGREEMENT

     In connection with the Permanent Financing, the Company granted a first priority security interest to Appaloosa, as the collateral agent, for the ratable benefit of the holders of the Convertible Notes, in all of the assets of the Company (including all of its patents) not encumbered by certain pre-existing perfected first priority security interests or certain equipment lease facilities. In these latter assets, the Company granted a second priority security interest to Appaloosa.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements, and other information with the SEC. The reports, proxy statements, and other information filed by the Company with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of certain materials with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy statements, and other information regarding registrants that file electronically with the SEC.

SHAREHOLDER INFORMATION

     ANY PERSON FROM WHOM PROXIES FOR THE ANNUAL MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, BY WRITTEN REQUEST ADDRESSED TO BIO-PLEXUS, INC., 129 RESERVOIR ROAD, VERNON, CONNECTICUT 06066, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

FUTURE SHAREHOLDER PROPOSALS

     The Company must receive at its principal office before April 27, 2001, any proposal which a shareholder wishes to submit for the 2001 Annual Meeting of Shareholders, if the proposal is to be considered by the Board of Directors in the proxy materials for that meeting.

                                          Nancy S. Lautenbach
                                          Secretary

September 21, 2000

                                                                         ANNEX A

                                BIO-PLEXUS, INC.

                         1991 LONG-TERM INCENTIVE PLAN

     SECTION I. PREAMBLE. Bio-Plexus, Inc., a corporation incorporated under the laws of the State of Connecticut (the "Company"), hereby adopts the Bio-Plexus, Inc. 1991 Long-Term Incentive Plan (the "Plan"). Capitalized nouns not otherwise defined herein shall have the meaning attributed to them in
Section V hereof.

     SECTION II. PURPOSE OF THE PLAN. The purposes of the Plan are: (i) to encourage stock ownership by employees, members of the Board of Directors of, and consultants and advisors to, the Company, (ii) to assist the Company in retaining and attracting such employees, members of the Board of Directors, consultants and advisors with requisite experience and ability; and (iii) to associate more closely the interests of certain key contributors to the success of the Company with the interests of the Company's stockholders.

     SECTION III.  ADMINISTRATION.

     (a) The Committee. The Plan shall be administered by a Plan Committee composed of at least two (2) members of the Company's Board of Directors (the "Committee"); provided, however, that only Outside Directors shall be eligible to be members of the Committee. If the Board of Directors has not appointed a Committee, the Plan shall be administered by all of the members of the Board of Directors who are Outside Directors, and in such event, references in the Plan to the Committee shall be deemed to be to all of the Outside Directors as a group.

     (b) Authority and Discretion of Committee. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) select the Participants; (ii) determine the size and the form of the award or awards to be granted to any Participant; (iii) determine the time or times such awards shall be granted;
(iv) establish the terms and conditions upon which such awards may be exercised and/or transferred; (v) alter any restrictions; and (vi) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

     SECTION IV. AWARDS. Awards under the Plan may include any or all of the following, as described herein: Options, either Incentive Stock Options or Non-Qualified Stock Options with or without Stock Appreciation Rights, Restricted Share Awards with or without Performance Shares, or Warrants. No Participant may be granted or awarded, in any calendar year, Options or Stock Appreciation Rights under the Plan which are exercisable with respect to more than 700,000 shares of common stock ("Common Stock").

     (a) Options. Stock options ("Options") are rights to purchase, for a predetermined period of time, shares of common stock of the Company ("Common Stock") at a stated price determined by the Committee on the date of grant.

          (i) The Committee may grant Options either alone or in conjunction with Stock Appreciation Rights as described in Paragraph (d) below. It shall determine the number of shares of Common Stock to be covered by each such Option.

          (ii) The Committee will determine the type of Option (i.e. Incentive Stock Option or Non-Qualified Stock Option), the conditions of Option exercise, as well as the conditions upon which Options shall lapse, but in no event may any portion of an Option be exercisable later than ten (10) years from the date of the grant.

          (iii) The Committee may provide for acceleration of Option exercise in case of acquisition or significant change in ownership of the Company.

          (iv) The purchase price of shares purchased pursuant to any Option shall be paid in full upon exercise, either (a) in cash, (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of purchase), or (c) a combination of cash and Common Stock.

     (b) Incentive Stock Options. Options intended to qualify as "Incentive Stock Options" within the meaning of Subsection (b) of Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code") Options must meet the following conditions:

          (i) The option price must be equal to, or exceed, the Fair Market Value of the underlying stock on the date of the grant.

          (ii) Incentive Stock Options must not be exercisable after ten (10) years from the date of the grant.

          (iii) All shares acquired from the exercise of Incentive Stock Options must be held for two (2) years from the date of the grant and one (1) year from the date of the transfer of such shares (exercise date).

          (iv) The aggregate Fair Market Value, determined on the grant date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual in any calendar year shall not exceed One Hundred Thousand ($100,000) Dollars.

          (v) Incentive Stock Options may only be granted to common law employees of the Company.

          (vi) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation unless (a) the option price equals at least one hundred ten (110%) percent of the Fair Market Value of the stock on the date the Option is granted, and (b) the option, by its terms, may not be exercisable more than five (5) years after the date of grant.

          (vii) Unexercised Incentive Stock Options shall lapse three (3) months after termination of the recipient's employment with the Company.

     (c) Non-Qualified Stock Options. Non-Qualified Stock Options are Options that do not qualify for the tax treatment provided in Section 421 of the Code. Non-Qualified Stock Options may be granted to any person entitled to participate in the Plan as the Committee shall determine from time to time.

     (d) Stock Appreciation Rights. "Stock Appreciation Rights" are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Option. The Committee may grant Stock Appreciation Rights to any recipient of an Option either at the time of the grant of the Option or subsequently by amendment to such grant. All Stock Appreciation Rights shall be granted under and subject to the following terms and conditions and such other terms and conditions as the Committee may establish:

          (i) Each Stock Appreciation Right shall be exercisable at the same times and with regard to the same number of shares as the related Option is exercisable.

          (ii) Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Option, and to receive with respect to each share of Common Stock represented by such surrendered portion cash or shares of Common Stock of a value equal to the amount by which the Fair Market Value of each such share on the date of exercise exceeds the option price provided in the related Option. The recipient shall not be required to pay the Option exercise price upon surrender of the Option or exercise of the related Stock Appreciation Right. The right to receive cash shall only be available for a Stock Appreciation Right held for at least six (6) months from the date of acquisition to the date of cash settlement.

          (iii) Each surrender of a portion of or all of an Option upon the exercise of a Stock Appreciation Right shall cause a share for share reduction in the number of shares of Common Stock covered by the related Option.

          (iv) The Committee in its sole discretion shall have the right to approve or disapprove the election of a holder to receive cash in whole or in part in settlement of a Stock Appreciation Right.

          (v) The election of a holder to receive cash in full or partial satisfaction of a Stock Appreciation Right, as well as the exercise of the Stock Appreciation Right for cash must be made between the third (3rd) business day following the date of release of financial data meeting the requirements of Rule 16b-3(e)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended, and the twelfth (12th) business day following such date.

          (vi) Notwithstanding any other provisions of the Plan, the Committee may from time to time determine the maximum amount of cash or stock which may be paid or issued upon exercise of Stock Appreciation Rights (a) in any year and/or (b) to any particular recipient. In no event, however, may the cash portion of such payment exceed fifty (50%) percent of the total amount due. Any other limitation on payments may be changed by the Committee from time to time, provided that no such change shall require the holder to return to the Company any amount theretofore received upon the exercise of Stock Appreciation Rights.

     (e) Restricted Stock Awards. "Restricted Stock Awards" are grants of Common Stock to a recipient subject to the restrictions described in the following subsections.

          (i) The Committee may award Restricted Stock alone or in conjunction with Performance Shares as described in Paragraph (f) below. The Committee shall further determine the number of shares of Restricted Stock to be awarded.

          (ii) Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered.

          (iii) In the event a recipient is an employee and there is a termination of employment for any reason except death, Retirement or Permanent Disability, Restricted Stock shall be returned to the Company within thirty (30) days following such termination and then shall be deemed void for all corporate purposes.

          (iv) Restriction terms and conditions will be set by the Committee at the time of award; in no event, however, may any restrictions lapse before one (1) year after the date of award or later than ten (10) years from the date of award.

          (v) Existing restrictions against disposition of the shares, and the obligation to return to the Company those shares with respect to which such restrictions and obligation have not otherwise lapsed, shall lapse upon the occurrence of the earlier of the death, Retirement and Permanent Disability of the recipient of a Restricted Stock Award.

          (vi) In addition to the terms provided in Paragraph (e)(v) above, the Committee may, in its discretion, provide for accelerated lapse of restrictions in the case of an acquisition or other change of ownership of the Company.

          (vii) Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

             "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the 1991 Long-Term Incentive Plan of Bio-Plexus, Inc. and in a certain agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company."

          (viii) In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such shares, deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under a letter agreement, in such form as shall be determined by the Committee.

     (f) Performance Shares. Performance Shares are rights to payment in cash of an amount equal to the Fair Market Value of Company Common Stock on the date the restrictions lapse on an accompanying Restricted Stock Award. The Committee may grant Performance Shares to a recipient of Restricted Stock either at the time of the award of the Restricted Stock or subsequently by amendment of such award. Any number of Performance Shares up to an amount equal to the number of shares of the accompanying Restricted Stock Award may be granted by the Committee. The Committee may impose such restrictions on the surrender of Performance Shares as it shall deem necessary or desirable.

     (g) Warrants. Warrants are rights to purchase shares of Common Stock of the Company at a stated exercise price for a predetermined time.

          (i) The Committee shall determine the number of shares of Common Stock to be subject to each Warrant and shall issue Warrants at the exercise price of not less than the Fair Market Value per share as of the date of issuance of the Warrant.

          (ii) The Committee will determine the terms and conditions of Warrant exercise, but in no event may any Warrant be exercisable later than ten
     (10) years from the date of grant.

          (iii) The purchase price of share purchased pursuant to any Warrant exercise shall be paid in cash.

          (iv) The Committee will determine the conditions and terms upon which Warrants may be forfeited, provided the Committee may in its discretion issue Warrants without forfeiture conditions.

          (v) A Warrant shall be treated as an option that does not qualify for the tax treatment provided in Section 421 of the Code. The Committee as part of the grant or issuance of Warrants may commit the Company to reimburse the Participant/grantee for the federal and state income taxes which may be imposed by virtue of the exercise of the Warrant.

     (h) Special Rules for Awards to Covered Employees. Awards to Covered Employees shall be made only in compliance with all of the following conditions:

          (i) Only the Committee shall have authority to make awards to Covered Employees; and

          (ii) Covered Employees shall be eligible to receive only awards, the economic benefits of which are a function of the increase in the value of the underlying stock after the date of the grant.

     SECTION V.  MISCELLANEOUS PROVISIONS.

     (a) Rights of Recipients of Awards. The holder of Stock Appreciation Rights or any Option or Warrant granted under the Plan shall have no rights as a stockholder of the Company with respect thereto unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

     (b) Assignment of Options, Stock Appreciation Rights and Warrants. No Option, Stock Appreciation Right, Warrant, or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Option, Warrant or Stock Appreciation Right shall be exercisable only by, or payable only to, the recipient thereof.

     (c) Further Agreements. All Options, Stock Appreciation Rights and Warrants granted under this Plan shall be evidenced by agreements ("Award Agreements") in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require.

     (d) Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any Restriction on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

     (e) Withholding of Taxes. Pursuant to applicable federal, state, local, or foreign laws, the Company may be required to collect income or other taxes upon the grant of certain awards, the exercise of an Option, Warrant, or Stock Appreciation Rights. The Company may deduct from payments made under the Plan, or require, as a condition to such award, or to the exercise of an Option, Warrant or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company, in their discretion, determine are required to be withheld.

     (f) Right to Awards. No employee of the Company or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

     (g) Fair Market Value. "Fair Market Value" means, as of any given date, the last reported sales price of the Company's Common Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the Common Stock is not publicly traded on or as of such date, the fair market value of the Common Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

     (h) Participants. "Participants" shall mean persons receiving awards pursuant to the Plan who are, at the time of such award, officers, employees or directors of, or consultants or advisors to (provided, in the case of Incentive Stock Options, such directors or officers are then also employees of) the Company.

     (i) Permanent Disability. "Permanent Disability" shall mean a long-term disability as determined under rules and procedures similar to those that apply in the Company's long-term disability plan for employees then in effect.

     (j) Retirement. "Retirement" shall mean any date on which an employee terminates employment with the Company on or after attaining age sixty-five
(65).

     (k) Outside Director. "Outside Director" shall mean a member of the Company's Board of Directors who: (i) is not, and has not been, an officer or employee of the Company; and (ii) is not remunerated by the Company in any capacity other than as member of the Board of Directors and otherwise satisfies the definition of "outside director" set forth in Treasury Regulations Section 1.162-27(e)(3).

     (l) Covered Employee. "Covered Employee" shall mean any person who is a "covered employee" for purposes of Section 162(m)(3) of the Code.

     (m) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Company, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction, or determination to the full extent permitted by law.

     SECTION VI.  AMENDMENT AND TERMINATION; ADJUSTMENTS UPON CHANGES IN
STOCK. The Board of Directors of the Company may at any time, and from time to time, modify, amend or terminate this Plan in any respect, except to the extent shareholder approval is required by law. The termination or any modification of this Plan shall not, without the consent of the Participant, affect such Participant's rights under any Award Agreement unless such Award Agreement so specifies. With the consent of the Participant affected, the Board of Directors may amend outstanding Award Agreements in a manner not inconsistent with this Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan so that Options granted under the Plan and any such existing Options may qualify for favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded stock options under Section 422 of the Code. If there shall be any change in the stock subject to the Plan or to any Option, Stock Appreciation Right, Restricted Share Award, Performance Share Award or Warrant granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options, Stock Appreciation Rights or Warrants.

     SECTION VII. SHARES OF STOCK AVAILABLE. The number of shares of stock subject to an award under this Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of the Company's Common Stock. This amount will be reduced upon the exercise of an Option or Warrant by the number of shares exercised and upon the exercise of a Stock Appreciation Right by an amount equal to the number of shares covered by the Option cancelled due to the Stock Appreciation Right exercised. Any shares subject to an Option or Warrant hereunder that for any reason is cancelled (other than because of the exercise of an attached Stock Appreciation Right) or expires will be available for further awards. Shares of Common Stock to be delivered under the Plan may be authorized, but unissued shares, treasury shares, or shares reacquired on the open market.

     SECTION VIII. EFFECTIVE DATE AND TERM OF THE PLAN. The effective date of the Plan is May 23, 1992, and Awards under the Plan may be made for a period of ten (10) years commencing on such date. The period during which an Option or other Award may be exercised may extend beyond that time as provided herein.

                                      PROXY
                                BIO-PLEXUS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby severally appoints John S. Metz and Kimberley A. Cady, the true and lawful proxies and attorneys in fact of the undersigned, each with the power of substitution and resubstitution, and hereby authorizes each of them to vote all shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 26, 2000 at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut at 9:30 a.m., local time, and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE, AND UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

SEE REVERSE SIDE                                               SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE

[X]      Please mark
         votes as in this
         example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ITEMS.

1.       Election of Directors duly nominated and listed below:

[ ] FOR ALL NOMINEES     [ ] TO WITHOLD AUTHORITY                 [ ] EXCEPTION*
                         to vote for all nominees listed below

Nominees:         Herman Gross, Richard L. Higgins, David Himick, John S. Metz,
                  Richard D. Ribakove, Carl R. Sahi, Scott M. Tepper

                * INSTRUCTION: To withhold authority to vote for any nominee(s)
                  write the nominee's name on the space provided below and check Exception.

------------------------------------------------------------------------------

2. Approval of an amendment to the Company's 1991 Long-Term Incentive Plan.

[ ] FOR                          [ ] AGAINST                       [ ] ABSTAIN



3. Ratification of the appointment of Mahoney Sabol & Company, LLP as independent accountants to audit the Company's 2000 financial statements.
[ ] FOR                          [ ] AGAINST                       [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   [ ]

NOTE: Signature should agree with the name stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign. For an account in the name of two or more persons, each should sign or if one signs, he or she should attach evidence of authority



                  Signature:                                 Date:
                  --------------------------------------------------------------
                  Title/Capacity:
                  --------------------------------------------------------------
                  Signature:                                 Date:
                  --------------------------------------------------------------
                  Title/Capacity:
                  --------------------------------------------------------------

THE BOARD OF DIRECTORS URGES THAT YOU COMPLETE, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.